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
                                                                                   [NAVARRE CORPORATION LOGO]


For Additional Information:
Jim Gilbertson, VP/Chief Financial Officer                    Cary Deacon, COO, Publishing & Licensing
763-535-8333                                                  763-535-8333
jgilbert@navarre.com                                          cdeacon@navarre.com

Joyce Fleck, VP Marketing
763-535-8333
jfleck@navarre.com



                NAVARRE CORPORATION REPORTS RECORD QUARTERLY AND
                       FISCAL YEAR 2004 PROFIT AND SALES

                 COMPANY PROVIDES GUIDANCE FOR FISCAL YEAR 2005
               COMPANY REPORTS 11TH CONSECUTIVE PROFITABLE QUARTER
      COMPANY WILL HOST A CONFERENCE CALL THURSDAY, MAY 27 AT 11:00 A.M. ET

MINNEAPOLIS, MN -- May 26, 2004 - Navarre Corporation (NASDAQ: NAVR) a leading publisher and distributor of a broad range of home entertainment and multimedia software products, today reported fiscal 2004 fourth quarter and year-end results for the period ended

March 31, 2004.

     o Net sales for the fiscal fourth quarter ended March 31, 2004, increased 70% to $142.6 million as compared to $83.6 million for the same quarter ended March 31, 2003.

     o Net income for the fiscal fourth quarter increased 641% to $3.3 million or $0.12 fully diluted earnings per share as compared to $442,000 or $0.02 fully diluted earnings per share for the same period last year.

     o Net sales for the fiscal year ended March 31, 2004, increased 32% to $475.2 million as compared to $359.4 million for the fiscal year ended March 31, 2003.

     o Net income increased 106% to $8.9 million or $0.37 fully diluted earnings per share compared to $4.3 million or $0.20 fully diluted earnings per share over the same period last year.

Eric Paulson, Chairman and CEO of Navarre Corporation commented, "Fiscal Year 2004 was another record year for our company, both operationally and financially. Our 4th quarter results were also a company record. The restructuring of our company has allowed us to increase our focus on growing the high margin publishing segment of our business while we continue to focus on aggressive organic growth in our core distribution business. In the last twelve months, the Company grew over $110 million."


                                                                           -More


                                       4






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PAGE 2
NAVARRE CORPORATION REPORTS RECORD PROFITABILITY AND SALES FOR FISCAL YEAR 2004

Paulson continued, "Our distribution segment provides a highly efficient foundation for our current publishing business. This foundation assists in making our acquisitions even more profitable as we drive sales and consolidate back room operations. The company will also continue to seek out acquisitions and co-publishing transactions, such as Riverdeep, in the publishing sector."


Paulson concluded, "Included in our results, is our management decision to shut down the development of Encore's video game console projects which primarily consisted of the Daredevil video game project. As a result, the Company wrote off $4.3 million of development costs during the quarter and a total of $5.6 million for the fiscal year. These charges are reflected as a reduction in our gross margin. We have refocused Encore on its core competencies of software publishing."

                           BUSINESS SEGMENT HIGHLIGHTS

DISTRIBUTION SERVICES

The Distribution Services segment distributes software, video games, accessories, major label music and DVD video, as well as independent music. For the 4th quarter, ended March 31, 2004, the segment achieved a 55% increase in net sales to $127.2 million, as compared to $82.3 million for the same period last year. The segment achieved a 26% increase in net sales to $449.1 million, for the fiscal year ended March 31, 2004, as compared to $355.9 million for the same period last year.

The segment's growth during the 2004 fiscal year was achieved through increases in all of its product groups. Software continues to expand its market share presence across all categories. Internet security and anti-virus products remained strong in light of continued virus outbreaks. Major label music, DVD video and Video Games grew due to the combinations of increased publisher and customer rosters and benefited from strong releases throughout the year. Independent music also grew due to its increased label and artist roster and its continued focus on catalog across all music genres.

PUBLISHING AND LICENSING

The publishing segment of Navarre includes Encore Software and BCI DVD video. For the 4th quarter, ended March 31, 2004, the segment achieved sales of $20.0 million before inter-company sales elimination of $4.6 million as compared to $6.2 million before inter-company sales elimination of $4.8 million for the same period last year. For the year ended March 31, 2004, the segment achieved $46.2 million in sales before inter-company sales elimination of $20 million. This compares to last year's sales of $14.7 million and before inter-company sales elimination of $11.2 million. Navarre purchased BCI Eclipse, LLC. November 1, 2003.

Encore is positioned for growth and profitably. Our recent co-publishing transaction with Riverdeep is expected to add approximately $35 million in annual revenue for Fiscal Year 2005.

                                                                           -More

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Page 3
NAVARRE CORPORATION REPORTS RECORD PROFITABILITY AND SALES FOR FISCAL YEAR 2004

BCI, since the acquisition in November 2003, has met and/or exceeded expectations for 2004.


FISCAL YEAR 2005 GUIDANCE

The company anticipates consolidated net sales for fiscal 2005, based on current share equivalents, to be in the $550 to $580 million range.

The company anticipates pre-tax earnings per share, based on current share equivalents, in fiscal 2005 to be in the $.69 to $.77 range.

The Publishing segment is expected to contribute approximately 15% of total company sales before inter-company sales elimination with gross margins expected in the 35--40% range.

The Distribution segment is expected to contribute approximately 85% of total company sales with gross margins expected to be in the 10-12% range.

Our new warehouse and material handling systems are proceeding on schedule and are expected to come online this summer and are expected to lead to increased efficiencies in all business units.

TAX MATTERS

We utilized existing net operating loss carryforwards in Fiscal 2004, resulting in no federal income tax expense on the majority of our earnings. We also reversed an additional $1 million of our deferred tax asset valuation reserve in the 4th quarter of Fiscal 2004, resulting in a further tax benefit, due to our expectation that we will be profitable in Fiscal 2005. We continue to maintain a valuation allowance on the majority of our remaining net operating loss carryforwards, and it is possible that our Fiscal 2005 results could include the reversal of additional amounts of tax valuation reserves, which will be recorded as a reduction of income tax expense to the extent that our taxable income exceeds certain levels.

                                                                           -More

Page 4
NAVARRE CORPORATION REPORTS RECORD PROFITABILITY AND SALES FOR FISCAL YEAR 2004 CONFERENCE CALL

The Company will host a conference call Thursday, May 27 at 11:00 a.m. ET to discuss the Company's results. Messrs. Eric Paulson, Chairman and Chief Executive Officer, Jim Gilbertson, Chief Financial Officer, Cary Deacon, COO, Publishing & Licensing and Brian Burke, COO Distribution Services, will host the call. The conference call can be accessed by dialing (800-683-1525), conference ID "NAV" ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the Internet and can be accessed at http://www.navarre.com under the "About Navarre" subheading. Investors should go to the Web site 15 minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available following the call's completion by dialing (877-519-4471) and utilizing the pin number 4701879 through midnight eastern time, Thursday, June 3, 2004 or by accessing http://www.navarre.com where a replay will be available for a one-week period.

ABOUT NAVARRE CORPORATION
Navarre Corporation (NASDAQ: NAVR) provides distribution and related services to leading developers and retailers of home entertainment content. The company operates under two business divisions; Distribution Services which includes PC software, video games, CD audio and DVD video; Publishing which includes Encore. Based in Los Angeles, CA, Encore is a majority-owned subsidiary of Navarre Corporation (NASDAQ: NAVR), and a leading interactive publisher in the PC CD-ROM and videogame markets. As a result of strategic relationships, the company publishes PC titles or compilations in major software categories from productivity to education. BCI Eclipse, a wholly-owned subsidiary of Navarre Corporation, provides niche DVD video and audio products. Navarre's client-specific delivery systems allow its product lines to be seamlessly distributed to over 18,000 retail locations throughout North America. The Company provides such value-added services as inventory management, Web-based ordering, fulfillment and marketing and EDI customer and vendor interface. Since its founding in 1983, Navarre has built a base of distribution partnerships with a broad base of leading retailers across the mass merchant, music, computer and office specialty, wholesale club and military PX channels, as well as software content developers from all categories of the industry and independent record labels encompassing all musical genres. For more information, please visit the Company's Web sites at www.navarre.com.

SAFE HARBOR
"The statements in this press release that are not strictly historical are "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, the Company's dependence upon a limited number of large customers that account for a significant part of its business, developments in the retail and consumer markets for prerecorded music products and computer software products, the Company's ability to successfully increase its sales of video and DVD products, retail consumer buying patterns, the ability of the Company and the music industry generally to maintain or increase sales in light of the wide-spread internet-based music swapping and file sharing by consumers, new and different competition in the Company's traditional and new markets, seasonality in its business and the fact that a large portion of the Company's revenues have traditionally been related to the holiday selling season, the Company's ability to successfully act as distributor to on-line retailers, the Company's ability to manage its inventory, the Company's dependence upon recording labels and artists, the Company's dependence upon obtaining and maintaining license agreements with software publishers, the Company's ability to react to changes in the distribution of software and prerecorded music, the Company's dependence upon a key employee, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer who has been with the Company since its inception in 1983, the ability of the Company's majority-owned subsidiary Encore Software, Inc, a videogame and CD-ROM publisher, to successfully develop and distribute new and existing products, the ability of the Company to integrate the business of BCI Eclipse, and the ability of BCI Eclipse to develop and distribute DVD/Video products. A detailed statement of risks and uncertainties is contained in the Company's reports to the Securities and Exchange Commission, including in particular the Company's Form 10-K for the year ended March 31, 2004. Investors and shareholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, "NAVARRE CORPORATION REPORTS RECORD QUARTERLY AND FISCAL YEAR PROFIT AND SALES FOR FISCAL YEAR 2004, dated May 26, 2004, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov or at one of the SEC's other public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC's public reference rooms. Free copies of these documents may be obtained by contacting Kathy Conlin at 763-535-8333.

                                       ###

                          (Financial Statements Follow)

                               NAVARRE CORPORATION
                      Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)

                                                     THREE MONTHS - MARCH 31,            YEAR ENDED -- MARCH 31,
                                                 -------------------------------    --------------------------------
                                                     2004              2003            2004               2003
                                                 -------------     -------------    ------------      --------------

Net sales                                            $142,615           $83,649        $475,244            $359,384
Gross profit                                           15,936   *        11,509          57,340   **         45,013
Operating expenses                                     13,232            11,182          48,193              41,008
                                                     --------           -------        --------            --------
Income from operations                                  2,704               327           9,147               4,005
Other income(expense)                                    (12)                52           (834)                 253
Impact of investment in NetRadio                           --                63              --                  63
                                                     --------           -------        --------            --------
Net income before tax                                   2,692               442           8,313               4,321
Tax benefit(expense)                                      583               ---             583                  --
                                                     --------           -------        --------            --------
Consolidated net income                                $3,275              $442          $8,896              $4,321
                                                     ========           =======        ========            ========
Earnings per common share:
  Basic                                                 $0.13             $0.02           $0.39               $0.20
  Diluted                                               $0.12             $0.02           $0.37               $0.20
                                                     ========           =======        ========            ========
Weighted average common and
  Common equivalent shares outstanding
  Basic                                                25,673            21,616          22,780              21,616
  Diluted                                              27,469            21,907          24,112              21,841
                                                     ========           =======        ========            ========

* The Company reduced gross margin by $4.3 million for development costs during the quarter.

** The Company reduced gross margin by $5.6 million for development costs for the fiscal year.



                               NAVARRE CORPORATION
                           Consolidated Balance Sheets
                             (Amounts in thousands)

                                                          AS OF MARCH 31, 2004        AS OF MARCH 31, 2003
                                                          --------------------        --------------------
Assets
  Current assets
    Cash                                                              $14,495                      $10,485
    Receivables, net                                                   72,316                       54,787
    Inventories                                                        30,151                       22,828
    Other                                                               5,175                        4,845
                                                                     --------                     --------
  Total current assets                                                122,137                       92,945
  Property and equipment, net                                           6,914                        3,585
  Other assets                                                         17,876                        4,599
                                                                     --------                     --------
  Total assets                                                       $146,927                     $101,129
                                                                     ========                     ========
  Liabilities and stockholders' equity
    Payables and accrued expenses                                     $91,359                      $72,190
    Long-term note payable                                                 --                          268
    Stockholders' equity                                               55,568                       28,671
                                                                     --------                     --------
  Total liabilities and stockholders' equity                         $146,927                     $101,129
                                                                     ========                     ========